Exhibit 99.1

Mallinckrodt plc Announces Final Results of Exchange Transactions
STAINES-UPON-THAMES, United Kingdom, December 5, 2019 - Mallinckrodt plc (NYSE: MNK) today announced (1) the final results of the previously announced offers by its wholly owned subsidiaries, Mallinckrodt International Finance S.A. and Mallinckrodt CB LLC (the “Issuers”) to Eligible Holders (as defined below) to exchange (the “Exchange Offers”) certain outstanding notes (collectively, the “Existing Notes”) issued by the Issuers for new 10.000% Second Lien Senior Secured Notes due 2025 to be issued by the Issuers (collectively, the “New Notes”) and solicitations of consents by the Issuers from Eligible Holders of each series of Existing Notes (other than the Existing 4.750% 2023 Notes) to Proposed Amendments (as defined below) to the indentures governing such Existing Notes (the “Consent Solicitations”) and (2) the Existing Notes anticipated to be exchanged with the Issuers, separate from the Exchange Offers, pursuant to that certain exchange agreement, dated as of November 5, 2019 and subsequently amended on November 27, 2019, by and among Deerfield Partners, L.P., Deerfield Special Situations Fund, L.P. and Deerfield Private Design Fund IV, L.P. (such holders, the “Exchanging Holders”) and the Issuers (as amended, the “Exchange Agreement”).
The following table sets forth a summary of the total (a) tenders and consents validly received and not withdrawn pursuant to the Exchange Offers and Consent Solicitations, as of 11:59 p.m., New York City time, on December 4, 2019 (the “Expiration Time”), according to D.F. King & Co, Inc., the exchange agent and information agent for the Exchange Offers and Consent Solicitations and (b) Existing Notes anticipated to be exchanged and associated consents anticipated to be provided under the Exchange Agreement:

Title of Series of Existing Notes	CUSIP Number	Aggregate Principal Amount Outstanding	Principal Amount of Existing Notes Tendered Pursuant to the Exchange Offers and to be Exchanged Under the Exchange Agreement(1)	Percentage of Existing Notes Tendered Pursuant to the Exchange Offers and to be Exchanged Under the Exchange Agreement(1)	Principal Amount of New Notes to be Delivered(1)
Existing 4.875% 2020 Notes	561233 AB3; L6233L AB2	$698,000,000	$83,171,000	11.9%	$70,153,000
Existing 5.750% 2022 Notes	561233 AA5; L6233L AA4	$663,200,000	$52,896,000	8.0%	$25,087,000
Existing 4.750% 2023 Notes	561234 AE5	$350,076,000	$216,419,000	61.8%	$79,982,000
Existing 5.625% 2023 Notes	561233 AD9; L6233L AD8	$659,360,000	$144,687,000	21.9%	$61,459,000
Existing 5.500% 2025 Notes	561233 AC1; L6233L AC0	$596,137,000	$208,930,000	35.0%	$86,187,000

(1)
Includes tenders pursuant to the Exchange Offers, as of the Expiration Time, of (a) approximately $15.6 million aggregate principal amount of the Existing 4.875% 2020 Notes in exchange for approximately $12.7 million aggregate principal amount of New Notes, (b) approximately $52.9 million aggregate principal amount of the Existing 5.750% 2022 Notes in exchange for approximately $25.1 million aggregate principal amount of New Notes, (c) approximately $8.3 million aggregate principal amount of the Existing 4.750% 2023 Notes in exchange for approximately $3.0 million aggregate principal amount of New Notes, (d) approximately $46.2 million aggregate principal amount of the Existing 5.625% 2023 Notes in exchange for approximately $19.6 million aggregate principal amount of New Notes, and (e) approximately $133.7 million aggregate principal amount of the Existing 5.500% 2025 Notes in exchange for approximately $54.2 million aggregate principal amount of New Notes. The foregoing amounts include $10 million aggregate principal amount of the Existing 4.875% 2020 Notes and $51.25 million aggregate principal amount of the Existing 5.500% 2025 Notes that the Exchanging Holders agreed in the Exchange Agreement to tender, or cause to be tendered, into the Exchange Offers.

Mallinckrodt plc has not received the requisite consents from the holders of any series of Existing Notes that was the subject of a Consent Solicitation to amend (such amendments, the “Proposed Amendments”) the indenture governing such series of the Existing Notes (such indentures, the “Existing Indentures”) to eliminate substantially all of the restrictive covenants under the Existing Indentures, modify or eliminate certain other provisions of the Existing Indentures, and waive certain defaults and events of default, if any, under the Existing Indentures.
We currently expect that the settlement date on which we will deliver the New Notes to participating Eligible Holders and to the Exchanging Holders will be December 6, 2019.
The New Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state or foreign securities laws. The New Notes may not be offered or sold in the United States or to any U.S.

persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.
Questions regarding the Exchange Offers and Consent Solicitations may be directed to D.F. King Co., Inc., the exchange agent and information agent in connection with the Exchange Offers and Consent Solicitations, at: (866) 356-7814 (toll free) or: (212) 269-5550 (bankers and brokers call collect) or email at mnk@dfking.com.
ABOUT MALLINCKRODT
Mallinckrodt is a global business consisting of multiple wholly owned subsidiaries that develop, manufacture, market and distribute specialty pharmaceutical products and therapies. The company’s Specialty Brands reportable segment’s areas of focus include autoimmune and rare diseases in specialty areas like neurology, rheumatology, nephrology, pulmonology and ophthalmology; immunotherapy and neonatal respiratory critical care therapies; analgesics and gastrointestinal products. Its Specialty Generics reportable segment includes specialty generic drugs and active pharmaceutical ingredients. To learn more about Mallinckrodt, visit www.mallinckrodt.com.
Mallinckrodt uses its website as a channel of distribution of important company information, such as press releases, investor presentations and other financial information. It also uses its website to expedite public access to time-critical information regarding the company in advance of or in lieu of distributing a press release or a filing with the U.S. Securities and Exchange Commission (SEC) disclosing the same information. Therefore, investors should look to the Investor Relations page of the website for important and time-critical information. Visitors to the website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investor Relations page of the website.
CAUTIONARY STATEMENTS RELATED TO FORWARD-LOOKING STATEMENTS
Statements in this document that are not strictly historical, including statements regarding the terms of the proposed settlement, statements regarding the ongoing lawsuits against Mallinckrodt plc and its subsidiaries, and any other statements regarding events or developments that the company believes or anticipates will or may occur in the future, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.
There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: general economic conditions and conditions affecting the industries in which Mallinckrodt operates; the commercial success of Mallinckrodt’s products; Mallinckrodt’s ability to realize anticipated growth, synergies and cost savings from acquisitions; conditions that could necessitate an evaluation of Mallinckrodt’s goodwill and/or intangible assets for possible impairment; changes in laws and regulations; Mallinckrodt’s ability to successfully integrate acquisitions of operations, technology, products and businesses generally and to realize anticipated growth, synergies and cost savings; Mallinckrodt’s and Mallinckrodt’s licensers’ ability to successfully develop or commercialize new products; Mallinckrodt’s and Mallinckrodt’s licensers’ ability to protect intellectual property rights; Mallinckrodt’s ability to receive procurement and production quotas granted by the U.S. Drug Enforcement Administration; customer concentration; Mallinckrodt’s reliance on certain individual products that are material to its financial performance; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; the reimbursement practices of a small number of public or private insurers; pricing pressure on certain of Mallinckrodt’s products due to legal changes or changes in insurers’ reimbursement practices resulting from recent increased public scrutiny of healthcare and pharmaceutical costs; limited clinical trial data for Acthar Gel; complex reporting and payment obligations under healthcare rebate programs; Mallinckrodt’s ability to navigate price fluctuations; future changes to U.S. and foreign tax laws; Mallinckrodt’s ability to achieve expected benefits from restructuring activities; complex manufacturing processes; competition; product liability losses and other litigation liability; ongoing governmental investigations; material health, safety and environmental liabilities; retention of key personnel; conducting business internationally; the effectiveness of information technology infrastructure; cybersecurity and data leakage risks; Mallinckrodt’s substantial indebtedness and its ability to generate sufficient cash to reduce its indebtedness; any future actions taken with respect to the Specialty Generics business; and Mallinckrodt plc’s ability to complete the Exchange Offers, the Consent Solicitations and the transactions contemplated by the Exchange Agreement, including the expected timing of completion of the Exchange Offers and receipt of the Requisite Consents in the Consent Solicitations.

These and other factors are identified and described in more detail in the “Risk Factors” section of Mallinckrodt’s Annual Report on Form 10-K for the fiscal year ended December 28, 2018, as updated by Mallinckrodt’s Quarterly Report on Form 10-Q for the quarterly period ended September 27, 2019. The forward-looking statements made herein speak only as of the date hereof and Mallinckrodt does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.
CONTACTS
Investor Relations
Daniel J. Speciale, CPA
Vice President, Investor Relations and IRO
314-654-3638
daniel.speciale@mnk.com

Media
Daniel Yunger
Kekst CNC
212-521-4879
mallinckrodt@kekstcnc.com

Mallinckrodt, the “M” brand mark and the Mallinckrodt Pharmaceuticals logo are trademarks of a Mallinckrodt company. Other brands are trademarks of a Mallinckrodt company or their respective owners. © 2019 Mallinckrodt.

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